UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

Cypress Communications Holding Co., Inc.

(Exact name of registrant as specified in charter)

Delaware (State of incorporation)	000-30401 (Commission File Number)	36-4166222 (IRS Employer Identification No.)

15 Piedmont Center, Suite 100
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 869-2500

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2004 announcing second quarter 2004 results.

Item 12. Disclosure of Results of Operations and Financial Condition

     In accordance with General Instruction B.6. for Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability for that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Cypress Communications disclaims any intention or obligation to update or revise this information. Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the Cypress Communications’ press release dated August 3, 2004 announcing its second quarter 2004 results.

     To the extent non-GAAP information is included in the press release, such information is included because Cypress Communications’ management utilizes such information to evaluate Cypress Communications’ performance as compared to other companies operating in Cypress Communications’ industry. In addition, Cypress Communications believes such information is of interest to the investment community because such information provides additional methods of evaluating Cypress Communications’ performance from period to period on a comparable basis not otherwise apparent on a GAAP basis

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS COMMUNICATIONS HOLDING CO., INC. (Registrant)
By:	/s/ Neal L. Miller
	Name:	Neal L. Miller
	Title:	Chief Financial Officer

Date: August 4, 2004

Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2004 announcing the second quarter 2004 results.